Exhibit 10.13

RELEASE

In consideration of forty-five thousand              00/100 dollars ($45, 000.00) and other valuable consideration paid by Datameg Corporation (“releasee”) to Hickey Hills Partners, LLC (“releasor’), its members, partners, agents, servants, employees, representatives, attorneys, successors and assigns the receipt whereof is hereby acknowledged the releasor hereby remises, releases and forever discharges the said releasee from all debts, demands, actions, causes of actions, suits, accounts, covenants, contracts, agreements, damages and any and all claims, demands and liabilities whatsoever of every name and nature, both in LAW and EQUITY, which the said releasor or its members, partners, agents, servants, employees, representatives, attorneys, successors and assigns now or ever had against the said releasee arising on the account of monies owed by the releasee to the releasor and more particularly on account of the legal action of Hickey Hill Partners, LLC vs. Datameg Corp., Boston Municipal Court No. 03 CV 3626.

IN WITNESS WHEREOF and under seal, the said Hickey Hills Partners, LLC has caused this instrument to be executed this    day of April, 2005.

Witness:	Hickey Hills Partners, LLC

	By:	/s/ David H. Galpern
David H. Galpern
Authorized Agent